UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 6, 2017

TIFFANY & CO.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-9494	13-3228013
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 Fifth Avenue, New York, New York		10010
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (212) 755-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(d) On March 6, 2017 (the “Effective Date”), the board of directors (the “Board”) of Tiffany & Co. (the “Company”) approved the increase to the size of the Board to provide for three (3) additional directors and appointed each of Roger Farah, James Lillie and Francesco Trapani to the Board, and Mr. Trapani to the Search Committee and the Nominating/Corporate Governance Committee of the Board, in each case in accordance with the terms of the Cooperation Agreement, dated as of February 20, 2017, between the Company and JANA Partners LLC (“JANA”), and solely with respect to Mr. Trapani, in accordance with the terms of the Cooperation Agreement, dated as of February 20, 2017, between the Company and Mr. Trapani, in each case, as described in Item 1.01 of, and filed as an exhibit to, the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 21, 2017.
Upon the appointment to the Board, as non-employee directors, each of Messrs. Trapani, Farah and Lillie became entitled to receive compensation in the same manner as the Company’s other non-employee directors in accordance with the “Discussion of Director Compensation Table” included in the Company’s definitive proxy statement on Schedule 14A filed on April 8, 2016 with the Securities and Exchange Commission.
Based only on the Schedule 13D filed by JANA and Mr. Trapani with the Securities and Exchange Commission on February 22, 2017, the Company understands and hereby discloses that Mr. Trapani entered into a nomination agreement with JANA, dated as of February 8, 2017 (the “Nominee Agreement”) relating to Mr. Trapani’s nomination to the Board and containing standard indemnification provisions relating to his nomination by JANA and any related proxy solicitation and providing for a payment of $250,000. Under the Nominee Agreement, Mr. Trapani agreed to hold shares of the Company’s common stock (“Shares”) with a market-value equal to $250,000 as of the date of his appointment, subject to certain exceptions, until the later of when Mr. Trapani is no longer a director of the Company and three years. The Nominee Agreement also provides for a cash settled stock appreciation right pursuant to which, subject to certain exceptions, JANA will pay Mr. Trapani, with reference to approximately 37,500 Shares in three years and approximately 37,500 Shares in five years, the increase in value from the stock price on the date of the Nominee Agreement and the lesser of the stock price and the 30-day volume weighted average price on such anniversary.
Item 5.03    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
On March 6, 2017, the Board resolved to amend the Company’s Restated By-laws (the “By-laws”) to amend Section 2.02 thereof to provide that the Board shall determine the number of directors that shall constitute the entire Board from time to time; provided, that the number of directors shall be no less than eight (8) and no more than fifteen (15) (rather than the number of directors which constitutes the entire Board being ten (10), as set forth in the By-laws prior to such amendment).
The foregoing description of the changes effected by the amendment to the By-laws is qualified by reference to the full text of the By-laws, as so amended, a copy of which is attached as Exhibit 3.2 to this Form 8-K.

Item 8.01    Other Events

On March 6, 2017, the Board adopted revised Corporate Governance Principles for the Company (the “Principles”) to amend Section 1.e to provide that (i) from time to time, the Nominating/Corporate Governance Committee of the Board will recommend to the Board the optimal number of directors constituting the entire Board, such number to be within the range authorized pursuant to the By‑laws, and (ii) the number of directors constituting the entire Board shall be twelve (12) (rather than the number of directors which constitutes the entire Board being ten (10), as set forth in the Principles prior to such amendment). The foregoing description of the changes effected by the amendment to the Principles is qualified by reference to the full text of the Principles, as so amended, a copy of which is attached hereto as Exhibit 10.40 to this Form 8-K.

Item 9.01 Financial Statements and Exhibits
(d) Exhibits:

Exhibit No.	Description
3.2	Restated By-laws of Tiffany & Co., as last amended March 6, 2017
10.40	Corporate Governance Principles, as last amended March 6, 2017

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 6, 2017	TIFFANY & CO.

	By:	/s/ Leigh M. Harlan
	Name:	Leigh M. Harlan
	Title:	Senior Vice President, Secretary and General Counsel

EXHIBIT INDEX

Exhibit No.	Description
3.2	Restated By-laws of Tiffany & Co., as last amended March 6, 2017
10.40	Corporate Governance Principles, as last amended March 6, 2017